UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2008

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Guthridge Court, Suite 250, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER ITEMS.

Pursuant to the terms of the Certificates of Designation of Preferences, Rights, and Limitations (the “Certificates”) of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of Simtrol, Inc. (the “Company”), the Company is required to pay a 4% and 6% semi-annual dividend to the holders of its outstanding shares of Series A Preferred Stock and Series B Preferred Stock, respectively. The Company has the option to pay these dividends in cash or in shares of its common stock.

The Company elected to pay the June 30, 2008 dividends in the form of common stock valued at $0.375 per common share, per the terms of the Certificates. Based on this value, the Company issued

(i)	220,375 shares of common stock to the Series A shareholders (688,664 Series A shares issued and outstanding on that date); and

(ii)	521,160 shares of common stock to the Series B shareholders (4,343 shares issued and outstanding on that date).

Following payment of this dividend, there are 9,206,357 shares of common stock issued and outstanding.

The Company believes that there was no “sale” (as defined in Section 2(a)(3) of the Securities Act of 1933, as amended) of securities in connection with the dividends. As a result, no registration of the securities was required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By:	/s/ Stephen N. Samp
Stephen N. Samp Chief Financial Officer

Dated: July 7, 2008